UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 8, 2008
CROSSTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

2501 CEDAR SPRINGS
DALLAS, TEXAS	75201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 8, 2008, Crosstex Energy, L.P. (the “Partnership”) entered into a privately negotiated Common Unit Purchase Agreement (the “Purchase Agreement”) with KA First Reserve, LLC, Kayne Anderson Energy Development Company, Swank MLP Convergence Fund, LP, The Cushing MLP Opportunity Fund I, LP, Bel Air MLP Energy Infrastructure Fund, LP and The Cushing MLP Total Return Fund (collectively, the “Purchasers”) to issue and sell an aggregate of 3,333,334 common units representing limited partner interests of the Partnership (the “Common Units”) for a purchase price of $30.00 per unit (the “Offering”). The Common Units sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-134712), which was declared effective by the Securities and Exchange Commission on July 18, 2006. The Offering closed on April 9, 2008.
     The purchase price was negotiated by the Partnership and the Purchasers in an arms-length negotiation based on the market price of the Common Units. Net proceeds to the Partnership from the Offering, including the general partner’s proportionate capital contribution and expenses associated with the sale, are expected to be approximately $102 million. The Purchase Agreement was entered into primarily to fund the Partnership’s organic growth projects. Pending such use, the Partnership will use the proceeds from the Offering to temporarily repay a portion of the outstanding indebtedness under its credit facility and for general partnership purposes.
     Each of the Purchasers has agreed not to sell or otherwise transfer the purchased Common Units for a period of 150 days after the closing of the Offering; provided, however, that (i) beginning on the 90th day after the closing of the Offering, each Purchaser may transfer purchased Common Units in an aggregate amount of up to one-third of such Purchaser’s purchased Common Units and (ii) beginning on the 120th day after the closing of the Offering, each purchaser may transfer purchased Common Units in an aggregate amount (including the amount of Common Units referenced in clause (i)) of up to two-thirds of such Purchaser’s purchased Common Units.
     After giving effect to the Offering, Crosstex Energy, Inc. (the “Registrant”) owned the two percent general partner interest, a 36 percent limited partner interest and the incentive distribution rights of the Partnership.
     The description of the Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On April 9, 2008, the Partnership issued a press release announcing that it had entered into the Purchase Agreement with the Purchasers. A copy of the press release is furnished as an Exhibit to this Current Report on Form 8-K. In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

5.1	—	Opinion of Baker Botts L.L.P. (incorporated by reference to Exhibit 5.1 to Crosstex Energy, L.P.’s Form 8-K dated April 9, 2008, filed on April 9, 2008).

8.1	—	Opinion of Baker Botts L.L.P. as to certain tax matters (incorporated by reference to Exhibit 8.1 to Crosstex Energy, L.P.’s Form 8-K dated April 9, 2008, filed on April 9, 2008).

10.1	—	Common Unit Purchase Agreement, dated as of April 8, 2008, by and among Crosstex Energy, L.P. and each of the Purchasers set forth on Schedule A thereto (incorporated by reference to Exhibit 10.1 to Crosstex Energy, L.P.’s Form 8-K dated April 9, 2008, filed on April 9, 2008).

23.1	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 8.1).

99.1	—	Press Release, dated April 9, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.
Date: April 9, 2008	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

5.1	—	Opinion of Baker Botts L.L.P. (incorporated by reference to Exhibit 5.1 to Crosstex Energy, L.P.’s Form 8-K dated April 9, 2008, filed on April 9, 2008).

8.1	—	Opinion of Baker Botts L.L.P. as to certain tax matters (incorporated by reference to Exhibit 8.1 to Crosstex Energy, L.P.’s Form 8-K dated April 9, 2008, filed on April 9, 2008).

10.1	—	Common Unit Purchase Agreement, dated as of April 8, 2008, by and among Crosstex Energy, L.P. and each of the Purchasers set forth on Schedule A thereto (incorporated by reference to Exhibit 10.1 to Crosstex Energy, L.P.’s Form 8-K dated April 9, 2008, filed on April 9, 2008).

23.1	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 8.1).

99.1	—	Press Release, dated April 9, 2008.

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